Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Feel Golf Co., Inc.

We hereby consent to the use in this Registration Statement of our report dated March 4, 2013, on the financial statements of Feel Golf Co., Inc. (the “Company”), as of and for the year ended December 31, 2012, which report appears in the Company’s 2012 Annual Report on Form 10-K, incorporated herein by reference.

/s/ W. T. Uniack & Co. CPA’s P.C.
Woodstock, Georgia
June 3, 2013